Filed Pursuant to Rule 424(b)(7)
Registration No. 333-287860
PROSPECTUS SUPPLEMENT
(To prospectus dated June 18, 2025)

Bowhead Specialty Holdings Inc.
2,000,000 Shares of Common Stock
The selling stockholder (as defined herein) is offering 2,000,000 shares of our common stock, par value $0.01 per share. We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholder. We will bear all expenses of the offering of common stock, except that the selling stockholder will pay any applicable underwriting fees, discounts or commissions and certain transfer taxes.
Our common stock is listed on the New York Stock Exchange under the symbol “BOW”. On August 6, 2025, the last reported sale price of our common stock on The New York Stock Exchange (the “NYSE”) was $32.10 per share.
Investing in our common stock involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and the risk factors described in the documents that we file with the Securities and Exchange Commission that are incorporated herein by reference for a discussion of certain risks you should consider before deciding to invest in our common stock.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission or regulatory authority has approved or disapproved of these securities or determined if this prospectus supplement is truthful and complete. Any representation to the contrary is a criminal offense.
The underwriter has agreed to purchase shares of our common stock from the selling stockholder at a price equal to $30.66 per share, which will result in $61,320,000 of proceeds to the selling stockholder, before expenses.
The underwriter may offer our common stock purchased from the selling stockholder from time to time in one or more transactions on the NYSE, in the over-the-counter market or through negotiated transactions at market prices or at negotiated prices. See “Underwriting” for a description of compensation payable to the underwriter.
The underwriter expects to deliver the shares against payment on or about August 8, 2025.
RBC Capital Markets
The date of this prospectus supplement is August 6, 2025.

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of shares of common stock and certain other matters relating to us and our financial condition. The second part, the accompanying prospectus, dated June 18, 2025, including the documents incorporated by reference, provides more general information, some of which may not be applicable to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. This prospectus supplement and the accompanying prospectus are part of a Registration Statement on Form S-3 that we filed with the SEC, using the SEC’s shelf registration rules. You should read this prospectus supplement and the accompanying prospectus, together with additional information incorporated by reference herein and therein as described under the headings “Incorporation of Certain Information by Reference” in this prospectus supplement, the accompanying previous prospectus supplement and the accompanying prospectus.
If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. If the information conflicts with any statement in a document that we have incorporated by reference, then you should consider only the statement in the more recent document. The information contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.
We, the selling stockholder and the underwriter have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus. We, the selling stockholder and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. Neither we nor the underwriter are offering to sell our common stock in any jurisdiction where the offer or sale is not permitted.
You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompany prospectus or any free writing prospectus and the documents incorporated by reference herein and therein is accurate as of any date other than their respective dates or on other dates that are specified in those documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
For investors outside the United States: neither we, the selling stockholder nor the underwriter have done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement, the accompanying prospectus and any such free writing prospectus outside of the United States.
We urge you to read carefully this prospectus, the documents incorporated herein by reference (as supplemented and amended) and the additional information described below under the headings “Where You Can Find More Information” and “Information Incorporated By Reference” before deciding whether to purchase any of the shares of our common stock being offered hereunder.
As used in this prospectus supplement, unless otherwise indicated or the context otherwise requires, references in this prospectus supplement to:
•	“Bowhead,” “Company,” “Registrant,” “we,” “our,” “ours” and “us” refer to Bowhead Specialty Holdings Inc. and its subsidiaries;
•	the “selling stockholder” refers to GPC Fund (as defined herein); and
•	“you” refer to all prospective purchasers of the securities being offered by this prospectus supplement, whether they are or will be the holders or only indirect owners of those securities.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information about Bowhead and this offering. In deciding whether to invest in our securities, we encourage you to read this entire prospectus supplement, the accompanying previous prospectus supplement including the “Risk Factors” section, the accompanying prospectus, any free writing prospectus we have authorized and the documents that we have filed with the SEC that are incorporated by reference herein or therein prior to deciding whether to invest in our securities.
Overview
We were founded in September 2020, backed by capital provided by GPC Partners Investments (SPV III) LP (“GPC Fund”), a private equity fund managed by Gallatin Point Capital LLC (“Gallatin Point”), and our strategic partner, American Family Mutual Insurance Company, S.I. (“AFMIC” and together with its subsidiaries, “AmFam”), to take advantage of favorable pricing environments, and to address a growing and unmet demand from brokers and policyholders for specialized insurance solutions and quality service in complex lines of business. Our principal objective is to create and sustain superior returns for our stockholders by generating consistent, underwriting profits across our product offerings and through all market cycles, while prudently managing capital.
We offer commercial specialty property and casualty insurance products to policyholders that vary in size, industry and complexity, focusing on casualty, professional liability, and healthcare liability risks. We provide “craft” underwriting solutions, which require deep underwriting and claims expertise in order to produce attractive financial results. In May 2024, we supplemented our “craft” solution with our “flow” underwriting operation, which is a streamlined, tech-enabled low touch form of underwriting, focused on small, niche and hard-to-place risks. Our policies are primarily written on a non-admitted, or E&S basis, which is free of rate and policy form restrictions, and provides the flexibility to rapidly adjust to emerging market opportunities. We distribute our products through carefully selected relationships with leading distribution partners in both the wholesale and retail markets.
The policies we write are issued on AmFam paper under their own name through our wholly-owned managing general agency subsidiary, Bowhead Specialty Underwriters, Inc., in exchange for a ceding fee, and reinsured 100% to Bowhead Insurance Company, Inc., our wholly-owned insurance company subsidiary. This mutually beneficial partnership with AmFam has enabled us to grow quickly, but prudently, to take advantage of favorable market conditions, and allows us to deploy capital efficiently.
We built a nimble, remote-friendly organization that is able to attract best-in-class talent nationwide, who are committed to operational excellence and superior service. We are led by a highly experienced and respected underwriting team with a disciplined approach to underwriting and decades of individual, successful underwriting experience. We are supported by a collaborative culture that spans all functions of our business, which allows us to provide a consistent, positive experience for all our partners. We believe that our current market opportunity, differentiated expertise, relationships, culture and leadership team position us well to continue to grow our business profitably.
Corporate Information
Our principal offices are located at 452 Fifth Avenue, New York, NY 10018. Our telephone number is (212) 970-0269. We maintain a website at www.bowheadspecialty.com. The reference to our website is intended to be an inactive textual reference only. The information contained on, or that can be accessed through, our website is not part of this prospectus supplement.

THE OFFERING
Common stock offered by the selling stockholder in this offering
2,000,000 shares.
Common stock outstanding immediately after this offering
32,781,565 shares.
Common stock owned by GPC Fund immediately after this offering
Following the completion of the offering, GPC Fund will beneficially own approximately 27.4% of our outstanding common stock.
Use of proceeds
The selling stockholder will receive all of the net proceeds from the sale of the shares of common stock being sold in this offering. We will not receive any of the proceeds from the sale of the shares of common stock being sold in this offering. All of the shares in this offering are being sold by the selling stockholder. See “Use of Proceeds.”
Listing
Our common stock is listed on the NYSE.
Ticker symbol
“BOW.”
Risk factors
Investing in our common stock involves significant risks. You should carefully consider all of the information contained, or incorporated by reference, in this prospectus supplement prior to investing in shares of our common stock. In particular, we urge you to carefully consider the information contained in the “Risk Factors” section beginning on page S-4 of this prospectus supplement and in our reports filed with the SEC.
The number of shares of common stock that will be outstanding immediately after this offering is based on 32,781,565 shares of our common stock outstanding as of July 31, 2025 and excludes:
•	3,701,309 shares of common stock reserved for future issuance, including restricted stock unit awards issued under the Bowhead Specialty Holdings Inc. 2024 Omnibus Incentive Plan; and
•	1,670,721 shares of common stock reserved for future issuance upon the exercise of the common stock purchase warrant issued to AFMIC on May 28, 2024.

RISK FACTORS
Investing in the securities offered pursuant to this prospectus supplement may involve a high degree of risk. You should carefully consider the risk factors described in this prospectus supplement, the risks and uncertainties described under the heading “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024 and Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 and in our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus supplement, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934 (the “Exchange Act”). Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement. For more information, see the sections entitled “Where You Can Find More Information” and “Information Incorporated By Reference.” These risks could materially adversely affect our business, results of operations or financial condition and the value of our securities. You could lose all or part of your investment.
Risks Related to Ownership of Our Common Stock
Our operating results and stock price may be volatile, or may decline regardless of our operating performance, and you could lose all or part of your investment.
Our quarterly operating results are likely to fluctuate in the future. In addition, securities markets worldwide have experienced, and are likely to continue to experience, significant price and volume fluctuations. This market volatility, as well as general economic, market, or political conditions, could subject the market price of our shares to wide price fluctuations regardless of our operating performance. You should consider an investment in our common stock to be risky, and you should invest in our common stock only if you can withstand a significant loss and wide fluctuation in the market value of your investment. Among the factors that could affect our stock price are:
•	market conditions in the broader stock market;
•	actual or anticipated fluctuations in our quarterly financial and operating results;
•	introduction of new products or services by us or our competitors;
•	issuance of new or changed securities analysts’ reports or recommendations;
•	results of operations that vary from expectations of securities analysts and investors;
•	short sales, hedging and other derivative transactions in our common stock;
•	guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;
•	strategic actions by us or our competitors;
•	announcement by us, our competitors or our acquisition targets;
•	sales, or anticipated sales, of large blocks of our stock, including by our directors, executive officers and principal stockholders;
•	additions or departures in our board of directors, senior management or other key personnel;
•	regulatory, legal or political developments;
•	public response to press releases or other public announcements by us or third parties, including our filings with the SEC;
•	litigation and governmental investigations;
•	changing economic conditions;
•	changes in accounting principles;
•	any indebtedness we may incur or securities we may issue in the future;
•	exposure to capital and credit market risks that adversely affect our investment portfolio or our capital resources;

•	changes in our credit ratings; and
•	other events or factors, including those from natural disasters, war, or actors of terrorism or responses to these events.
The securities markets have from time to time experienced extreme price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of particular companies. As a result of these factors, investors in our common stock may not be able to resell their shares at or above the initial offering price. These broad market fluctuations, as well as general market, economic and political conditions, such as recessions, loss of investor confidence or interest rate changes, may negatively affect the market price of our common stock.
In addition, the stock markets, including the NYSE, have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to securities class action litigation that, even if unsuccessful, could be costly to defend, divert management’s attention and resources, or harm our business.
Your percentage of ownership in Bowhead may be diluted in the future.
In the future, your percentage ownership in us may be diluted because of equity issuances for acquisitions, capital market transactions or otherwise, including equity awards that we may be granting to our directors, officers and employees. Such awards may have a dilutive effect on our earnings per share, which could adversely affect the market price of our common stock. From time to time, we will issue additional options or other stock-based awards to our employees under our employee benefits plans.
In addition, our amended and restated certificate of incorporation authorizes us to issue, without the approval of our shareholders, one or more classes or series of preferred stock having such designation, powers, preferences and relative, participating, optional and other special rights, including preferences over our common stock respecting dividends and distributions, as our board of directors generally may determine. The terms of one or more classes or series of preferred stock could dilute the voting power or reduce the value of our common stock. For example, we could grant the holders of preferred stock the right to elect some number of our directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we could assign to holders of preferred stock could affect the residual value of the common stock.

FORWARD-LOOKING STATEMENTS
Certain statements and information in this prospectus supplement and the documents we incorporate by reference may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of terms such as “believes”, “expects”, “may”, “will”, “should”, “could”, “seeks”, “intends”, “plans”, “estimates”, “anticipates” or other comparable terms. However, not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not related to present facts or current conditions or that are not historical facts. They appear in a number of places throughout this prospectus supplement and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our consolidated results of operations, financial condition, liquidity, prospects and growth strategies and the industries in which we operate, including, without limitation, statements relating to our future performance.
Forward-looking statements reflect our current expectations concerning future results and events, and are subject to known and unknown risks and uncertainties, many of which are beyond our control. Our actual results may differ materially from those expressed in, or implied by, the forward-looking statements included in this prospectus supplement as a result of various factors, including, among others:
•	our inability to accurately assess our underwriting risk;
•	intense competition for business in our industry;
•	our inability to maintain our strategic relationship with AFMIC;
•	a decline in AmFam’s financial strength rating or financial size category;
•	exposure to certain risks arising out of our reliance on insurance retail agents, brokers and wholesalers as distribution channels;
•	inadequate losses and loss expense reserves to cover our actual losses;
•	unexpected changes in the interpretation of our coverage or provisions, including loss limitations and exclusions, in our policies;
•	our reinsurers’ failure to reimburse us for claims on a timely basis, or at all;
•	adverse economic factors and their impact on our growth and profitability;
•	existing or future regulation and our ability to comply with these regulations;
•	the loss of one or more key personnel;
•	disruptions of our operations due to security breaches, loss of data, cyber-attacks and other information technology failures;
•	increased costs as a result of operating as a public company; and
•	other risks and uncertainties discussed in our filings with the SEC.
Given these risks and uncertainties, we caution you not to place undue reliance on these forward-looking statements. The forward-looking statements included in or incorporated by reference into this prospectus supplement are made only as of the date on the cover of the applicable document. We do not undertake and specifically decline any obligation to update any of these statements or to publicly announce the results of any revisions to any of these statements to reflect future events or developments.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of the shares of common stock being sold in this offering. All of the shares in this offering are being sold by the selling stockholder. See “Selling Stockholder.” All proceeds from the sale of these shares will be received by the selling stockholder. We will bear certain of the selling stockholder’s expenses.

SELLING STOCKHOLDER
The following table sets forth information with respect to (i) the beneficial ownership of the selling stockholder prior to this offering, (ii) the number of shares of common stock being offered by the selling stockholder hereby and (iii) information with respect to shares of common stock to be beneficially owned by the selling stockholder after completion of this offering. The percentage of beneficial ownership of our common stock prior to this offering is based on 32,781,565 shares of common stock outstanding as of August 1, 2025. In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable pursuant to stock options that are exercisable within 60 days of August 1, 2025, or issuable pursuant to RSUs that are subject to vest within 60 days of August 1, 2025. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

	Shares of Common Stock Beneficially Owned Before the Completion of the Offering		Shares Being Sold by the Selling Stockholder in the Offering	Shares of Common Stock Beneficially Owned After Completion of the Offering
Name of Selling Stockholder	Number	%		Number	%
GPC Fund(1)	10,968,445	33.5%	2,000,000	8,968,445	27.4%

(1)
Reflects securities held by GPC Fund. Gallatin Point is the manager of GPC Partners GP LLC (“GPC GP”), which is the general partner of GPC Fund. Matthew Botein and Lewis (Lee) Sachs (together with GPC Fund, GPC GP and Gallatin Point, the “GPC Parties”) are the Co-Founders and Managing Partners of the ultimate parent of Gallatin Point and collectively make voting and investment decisions on behalf of GPC Fund. The address of the GPC Parties is 600 Steamboat Road, Greenwich, CT 06830. The number of shares beneficially owned and registered by GPC Fund hereby includes 816,471 shares that AFMIC has the right to acquire from GPC Fund pursuant to that certain call option agreement between GPC Fund and AFMIC, dated as of May 22, 2024.

U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS
OF OUR COMMON STOCK
The following is a summary of U.S. federal income tax considerations generally applicable to Non-U.S. Holders (as defined below) with respect to the ownership and disposition of shares of our common stock sold pursuant to this offering and who hold such shares as a capital asset (generally, property held for investment) within the meaning of the Internal Revenue Code (the “Code”). This summary is based on the Code, Treasury Department regulations promulgated thereunder, (the “Regulations”), administrative interpretations and court decisions, each as in effect as of the date of this document and all of which are subject to change, possibly with retroactive effect. This summary is not binding on the IRS, and there can be no assurance that the IRS or a court will agree with the conclusions stated herein. This summary is not a complete description of all of the U.S. federal income tax considerations that may be relevant to a particular Non-U.S. Holder. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:
•	banks, insurance companies and other financial institutions;
•	brokers, dealers or traders in securities;
•	certain former citizens or residents of the United States;
•	persons that elect to mark their securities to market;
•	persons holding our common stock as part of a straddle, hedge, conversion or other integrated transaction;
•	persons whose functional currency is not the U.S. dollar;
•	persons deemed to sell our common stock under the constructive sale provisions of the Code;
•	persons who acquired shares of our common stock as compensation or otherwise in connection with the performance of services;
•	controlled foreign corporations;
•	passive foreign investment companies; and
•	tax-exempt organizations.
In addition, this discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate, gift, alternative minimum tax or Medicare contribution tax considerations. Non-U.S. Holders should consult their tax advisors regarding the particular tax considerations to them of owning and disposing of our common stock.
For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of our common stock that is not for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust (i) the administration of which is subject to the primary supervision of a court within the United States and for which one or more U.S. persons (as defined in Section 7701(a)(30) of the Code) have the authority to control all substantial decisions, or (ii) that has otherwise validly elected to be treated as a U.S. person under the applicable Regulations.

If a partnership (or other entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner or beneficial owner of the entity or arrangement will generally depend on the status of the partner or beneficial owner and the activities of the entity or arrangement. Partners in a partnership (or beneficial owners of another entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes) should consult their tax advisors regarding the tax considerations of an investment in our common stock.

Distributions
While we do not currently anticipate paying regular cash dividends to our common stockholders on an annual or quarterly basis, we may pay special dividends from time to time. If we do make distributions of cash or property (other than certain stock distributions) with respect to our common stock (or if we engage in certain redemptions that are treated as distributions with respect to common stock), any such distributions generally will be treated as dividends to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If a distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), the excess will be treated first as a tax-free return of capital to the extent of a Non-U.S. Holder’s adjusted tax basis in our common stock and thereafter as capital gain from the sale, exchange or other taxable disposition of our common stock, with the tax treatment described below in “—Sale or Other Disposition of Shares of Our Common Stock.”
Subject to the discussion below on effectively connected income, distributions treated as dividends paid on our common stock to a Non-U.S. Holder will generally be subject to U.S. federal withholding tax at a 30% rate, or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding under an applicable income tax treaty, a Non-U.S. Holder will generally be required to (i) provide a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or any appropriate successor or replacement forms), as applicable, certifying that it is not a U.S. person as defined under the Code and that it is entitled to benefits under the treaty or (ii) if such Non-U.S. Holder’s common stock is held through certain foreign intermediaries or foreign partnerships, satisfy the relevant certification requirements of applicable Regulations, including by having the Non-U.S. Holder provide appropriate documentation to the foreign intermediary or foreign partnership, who then will be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. A Non-U.S. Holder that does not timely furnish the required documentation but that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Subject to the discussion below under “—Foreign Account Tax Compliance Act,” no amounts in respect of U.S. federal withholding tax will be withheld from dividends paid to a Non-U.S. Holder if the dividends are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States) and the Non-U.S. Holder provides a properly executed IRS Form W-8ECI or other applicable or successor form. Instead, the effectively connected dividends will generally be subject to regular U.S. income tax on a net income basis as if the Non-U.S. Holder were a U.S. person as defined under the Code. A Non-U.S. Holder that is a treated as a corporation for U.S. federal income tax purposes receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate) on its effectively connected earnings and profits (subject to certain adjustments).
Sale or Other Disposition of Shares of Our Common Stock
A Non-U.S. Holder will generally not be subject to U.S. federal income tax on gain realized on a sale, exchange or other disposition of our common stock unless:
•
such gain is “effectively connected” with a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to the Non-U.S. Holder’s permanent establishment or fixed base in the United States), in which case such gain will generally be subject to U.S. federal income tax in the same manner as effectively connected dividend income as described above;

•
the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the exchange and certain other conditions are met, in which case such gain will generally be subject to U.S. federal income tax at a rate of 30% (or a lower treaty rate), which gain may be offset by certain U.S.-source capital losses even though the individual is not considered a resident of the United States, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses; or

•
we are or become a United States real property holding corporation (as defined in Section 897(c) of the Code, a “USRPHC”), at any time within the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, and either (i) our common stock is not regularly traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs, or (ii) the Non-U.S. Holder has owned or is deemed to have owned, at any time within the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, more than 5% of our common stock.
Although there can be no assurance in this regard, we believe that we are not a USRPHC, and we do not anticipate becoming a USRPHC for U.S. federal income tax purposes.
Foreign Account Tax Compliance Act
Certain rules may require withholding at a rate of 30% on dividends in respect of our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the Treasury Department to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution to the extent such interests or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments or (ii) complies with an intergovernmental agreement between the United States and an applicable foreign country to report such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we or the applicable withholding agent will in turn provide to the Treasury Department. Non-U.S. Holders should consult their tax advisors regarding the possible implications of this withholding tax on their investment in our common stock.

UNDERWRITING
The selling stockholder is offering the shares of common stock described in this prospectus supplement through RBC Capital Markets, LLC, which is acting as sole underwriter. We and the selling stockholder have entered into an underwriting agreement with the underwriter. Subject to the terms and conditions of the underwriting agreement, the selling stockholder has agreed to sell to the underwriter, and the underwriter has agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:

Name	Number of Shares
RBC Capital Markets, LLC	2,000,000
Total	2,000,000

The underwriter is committed to purchase all the common shares offered by the selling stockholder if the underwriter purchases any shares. The underwriting agreement also provides that if the underwriter defaults, the offering may be terminated.
The underwriter proposes to offer the common shares from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by the underwriter and subject to its right to reject any order in whole or in part. In connection with the sale of the common shares, the underwriter may be deemed to have received compensation in the form of underwriting discounts. The underwriter may effect such transactions by selling the common shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of the common shares for whom they may act as an agent or to whom they may sell as principal. The difference between the price at which the underwriter purchases the common shares and the price at which the underwriter resells such shares may be deemed underwriting compensation. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
The underwriter has agreed to purchase shares of our common stock from the selling stockholder at a price equal to $30.66 per share, resulting in proceeds, before expenses, to the selling stockholder of approximately $61.3 million. We estimate that the total expenses of this offering, including listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discount, will be approximately $0.8 million. We have agreed to reimburse the underwriter for certain of its expenses in an amount up to $35,000.
A prospectus in electronic format may be made available on the web sites maintained by the underwriter, or selling group members, if any, participating in the offering. The underwriter may agree to allocate a number of shares to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that may make Internet distributions on the same basis as other allocations.
We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to (other than (i) any confidential or non-public submissions to the SEC of any registration statement under the Securities Act only if (i) we notify the underwriter at least five business days prior to the confidential submission of any registration statement with the SEC and (ii) no press release shall be issued in connection with the confidential submission of any registration statement with the SEC during the restricted period (as defined below)), or file with, the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exercisable or exchangeable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, loan, disposition or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of the underwriter for a period of 45 days after the date of this prospectus supplement (such period, the “restricted period”), other than the shares of our common stock to be sold in this offering.
The restrictions on our actions, as described above, do not apply to certain transactions, including (i) the sale of shares of our common stock to the underwriter pursuant to the underwriting agreement; the issuance of shares of common stock or securities convertible into or exercisable for shares of our common stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of restricted stock units (“RSUs”) (including net settlement), in each case outstanding on the date of the underwriting agreement and described in this prospectus supplement; (ii) grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of our common stock or securities convertible into or exercisable or exchangeable for shares of our common stock (whether upon the exercise of stock options or otherwise) to our employees, officers, directors, advisors or consultants pursuant to the terms of an equity compensation plan in effect as of the closing of this offering and described in this prospectus supplement; (iii) our filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of the underwriting agreement and described in this prospectus supplement or any assumed benefit plan pursuant to an acquisition or similar strategic transaction; (iv) the shares of common stock to be issued and sold to AFMIC or any of its affiliates under that certain common stock purchase warrant; or (v) the issuance of up to 5% of the outstanding shares of common stock, or securities convertible into, exercisable for, or which are otherwise exchangeable for, shares of common stock, immediately following the completion of the offering, in acquisitions or other similar strategic transactions, provided that such recipients enter into a lock-up agreement with the underwriter.
Our directors and executive officers and the selling stockholder (such persons, the “lock-up parties”) have entered into lock-up agreements with the underwriter prior to the commencement of this offering pursuant to which each lock-up party, with limited exceptions, for the restricted period), may not (and may not cause any of their direct or indirect affiliates to), without the prior written consent of the underwriter, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such lock-up parties in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant (collectively with the common stock, the “lock-up securities”)), (ii) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the lock-up securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of lock-up securities, in cash or otherwise, (iii) make any demand for, or exercise any right with respect to, the registration of any lock-up securities, or (iv) publicly disclose the intention to do any of the foregoing. Such persons or entities have further acknowledged that these undertakings preclude them from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (by any person or entity, whether or not a signatory to such agreement) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any lock-up securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of lock-up securities, in cash or otherwise.
The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriter and the lock-up parties do not apply, subject in certain cases to various conditions, to certain transactions, including (i) transfers of lock-up securities: (A) (x) as bona fide gifts, or for bona fide estate planning purposes or (y) as a charitable contribution; (B) by will or intestacy; (C) to any member of the lock-up party’s immediate family, any trust for the direct or indirect benefit of the lock-up party or its immediate family, or if the lock-up party is a trust, to a trustor, trustee or beneficiary of the trust or to the estate of a beneficiary of such trust; (D) to a partnership, limited liability company or other entity of which the lock-up party and/or its immediate family members are the legal and beneficial owner of all of the outstanding equity securities or similar interests; (E) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (A) through (D); (F) in the case of a corporation, partnership, limited liability company, trust or other business entity, (x) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate of the lock-up party, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with (or managed or advised by the same management company or investment advisor (or an affiliate of such management company or investment advisor)) the lock-up party or its affiliates (including, for the avoidance of doubt, where the lock-up party is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership) or (y) as part of a distribution to members or stockholders of the lock-up party (including, without limitation, to any entity or entities that directly or indirectly controls the lock-up party); (G) by operation of law or pursuant to an order of a court or regulatory agency (including a qualified domestic order, divorce settlement, divorce decree or separation agreement); (H) to us from an employee upon death, disability or termination of employment of such employee; (I) as part of a sale or transfer of lock-up securities acquired in open market transactions after the completion of this offering; (J) to us in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase shares of our common stock (including “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments; (K) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction approved by our board of directors and made to all stockholders involving a change in control, provided that if such transaction is not completed, all such lock-up securities would remain subject to the restrictions in the immediately preceding paragraph; or (J) pursuant to that certain call option agreement established between AFMIC, and GPC Fund (ii) exercise of the options, settlement of RSUs or other equity awards, or the exercise of warrants granted pursuant to plans described in in this prospectus supplement, provided that any lock-up securities received upon such exercise, vesting or settlement would be subject to restrictions similar to those in the immediately preceding paragraph; (iii) the conversion of outstanding preferred stock, warrants to acquire preferred stock or convertible securities into shares of our common stock or warrants to acquire shares of our common stock; provided that any common stock or warrant received upon such conversion would be subject to restrictions similar to those in the immediately preceding paragraph; (iv) the establishment by lock-up parties of trading plans under Rule 10b5-1 (“10b5-1 Plan”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided that such plan does not provide for the transfer of lock-up securities during the restricted period and to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the lock-up or us regarding the establishment of such 10b5-1 Plan during the restricted period, such announcement or filing shall include a statement to the effect that no transfer of lock-up securities may be made under such 10b5-1 Plan during the restricted period; and (v) any private demand, private request for or private exercise of, any right with respect to, or take any non-public action in preparation of, the registration by us under the Securities Act of the lock-up securities; provided that (A) no transfers of the lock-up securities registered pursuant to the exercise of any such right shall be made, and no registration statement shall be publicly filed under the Securities Act with respect to any of the lock-up securities during the restricted period (it being understood that the lock-up party may undertake non-public preparations related thereto, including the confidential submission of such registration statement) and (B) we shall notify the underwriter at least five business days prior to the confidential submission of any registration statement with the SEC and (C) for the avoidance of doubt, no press release shall be issued in connection with the registration of any such securities (including in connection with the confidential submission of any registration statement with the SEC) during the restricted period.
The underwriter may release the securities subject to any of the lock-up agreements with the underwriter described above, in whole or in part at any time.
Our common stock is listed on the NYSE under the symbol “BOW.”
In connection with this offering, the underwriter may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriter of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Any short sales in connection with this offering would be “naked” short positions, which are short positions in excess of the amount of shares purchased from the selling stockholder. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriter creates a naked short position, it will purchase the shares in the open marked to cover the position.
The underwriter has advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the underwriter purchases common stock in the open market in stabilizing transactions or to cover short sales, it may sell those shares as part of this offering to repay the underwriting discount received by it.
These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriter commences these activities, it may discontinue them at any time. The underwriter may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.
Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
The underwriter and its affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the underwriter and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.
Selling Restrictions
Notice to Prospective Investors in the European Economic Area (“EEA”)
In relation to each EEA Member State (each a “Member State”), no shares of common stock have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation (as defined below), except that shares of common stock may be offered to the public in that Member State at any time:
(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares of common stock shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).
Notice to Prospective Investors in the United Kingdom
No shares of common stock have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the Financial Conduct Authority, except that the shares of common stock may be offered to the public in the United Kingdom at any time:
(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation (as defined below);
(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

(c)	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000, as amended (the “FSMA”), provided that no such offer of shares of common stock shall require us and/or any underwriter or any of their affiliates to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of this provision, the expression “offer to the public” in relation to shares of common stock in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018.
In addition, in the United Kingdom, this prospectus supplement is for distribution only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), (ii) who are high net worth entities or other persons falling within Article 49(2)(a) to (d) of the Order or (iii) who are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any shares of common stock may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.
Notice to Prospective Investors in Canada
The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Australia
This prospectus supplement:
•	does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);
•
has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•
may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

The shares of common stock may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or to buy the shares of common stock may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares of common stock may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares of common stock, you represent and warrant to us that you are an Exempt Investor.
As any offer of shares of common stock under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares of common stock you undertake to us that you will not, for a period of 12 months from the date of issue of the shares of common stock, offer, transfer, assign or otherwise alienate those shares of common stock to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
Notice to Prospective Investors in the United Arab Emirates
The shares of common stock have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, Financial Services Regulatory Authority or the Dubai Financial Services Authority.
Notice to Prospective Investors in Hong Kong
The shares of common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Japan
The shares of common stock have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the common stock nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of common stock may not be circulated or distributed, nor may the common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA; (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
•
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contract (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the common stock pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
•	where no consideration is or will be given for the transfer;
•	where the transfer is by operation of law;
•	as specified in Section 276(7) of the SFA; or
•	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities based Derivatives Contracts) Regulations 2018.
Singapore SFA Product Classification – Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the shares of common stock are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Switzerland
This prospectus supplement does not constitute an offer to the public or a solicitation to purchase or invest in any shares of common stock. No shares of common stock have been offered or will be offered to the public in Switzerland, except that offers of shares of common stock may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):

(a)	to any person which is a professional client as defined under the FinSA;
(b)	to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of the joint book-running managers for any such offer; or
(c)	in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance, provided that no such offer of shares of common stock shall require the Company or any bank to publish a prospectus pursuant to Article 35 FinSA.
The shares of common stock have not been and will not be listed or admitted to trading on a trading venue in Switzerland.
Neither this document nor any other offering or marketing material relating to the shares of common stock constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the shares of common stock may be publicly distributed or otherwise made publicly available in Switzerland.
EXPERTS
The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP. Certain legal matters in connection with this offering will be passed upon for the underwriter by Latham & Watkins LLP. Certain legal matters in connection with this offering will be passed upon for the selling stockholder by Goodwin Procter LLP.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement and the exhibits and schedules thereto are available to the public on the SEC’s website at http://www.sec.gov. You can also access our SEC filings through our website at https://www.bowheadspecialty.com. Except as expressly set forth below, we are not incorporating by reference the contents of the SEC website or our website into this prospectus supplement.
The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus supplement. Information that we file later with the SEC will automatically update and supersede information in this prospectus supplement or in any documents previously incorporated by reference. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, or in any documents previously incorporated by reference, have been modified or superseded. See “Incorporation by Reference.” Nothing in this prospectus supplement shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.
In addition, we will make the information filed with, or furnished to, the SEC available free of charge through our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained on our website is not a part of this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” into this prospectus supplement the information we file with it. This means that we can disclose important information to you by referring you to those documents. Any information that we incorporate by reference is considered to be part of this prospectus supplement. We incorporate by reference into this prospectus supplement the following documents:
(a)	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025 (the “Annual Report”);
(b)
portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 19, 2025, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2024;

(c)	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 and June 30, 2025, filed with the SEC on May 6, 2025 and August 5, 2025, respectively;
(d)	our Current Report on Form 8-K, filed with the SEC on May 6, 2025;
(e)
the description of our capital stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025, including any amendment or report filed for the purpose of updating such description; and

(f)
all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and before the termination or completion of this offering of our securities under this prospectus supplement.

We are not incorporating by reference any information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future Current Reports on Form 8-K that we may file with the SEC, unless otherwise specified in such Current Report.
Any statement made in a document incorporated by reference into this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
You can obtain any of the filings incorporated by reference into this prospectus supplement through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus supplement. You should direct requests for those documents to Investor Relations, Bowhead Specialty Holdings Inc., 452 Fifth Avenue, New York, NY 10018, Telephone: (212) 970-0269, Email: investorrelations@bowheadspecialty.com.
Our reports and documents incorporated by reference herein may also be found in the “Investors” section of our website at https://www.bowheadspecialty.com. The information on our website is not part of this prospectus supplement.

PROSPECTUS
Bowhead Specialty Holdings Inc.

18,004,156 Shares of Common Stock
The selling stockholders named in this prospectus may offer and sell from time to time up to 18,004,156 shares of our common stock. We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders. We will bear all expenses of the offering of common stock, except that the selling stockholder will pay any applicable underwriting fees, discounts or commissions and certain transfer taxes.
Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. The selling stockholders may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell the shares in the section entitled “Plan of Distribution” beginning on page 7.
Our common stock is listed on the New York Stock Exchange under the symbol “BOW”. On June 6, 2025, the last reported sale price of our common stock on The New York Stock Exchange was $36.02 per share.
Investing in the common stock involves risks. See “Risk Factors” on page 3 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission or regulatory authority has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 18, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf process, the selling stockholders identified in this prospectus may offer or sell shares of our common stock, as described in this prospectus, in one or more offerings from time to time.
We may also authorize one or more free writing prospectuses or prospectus supplements to be provided to you in connection with these offerings. Any related free writing prospectus or prospectus supplement may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in any accompanying prospectus supplement or any related free writing prospectus or pursuant to any document hereafter incorporated by reference.
You should only rely on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. We and the selling stockholders have not authorized any other person to provide you with different information or make any representations other than those contained in this prospectus or in any applicable prospectus supplement or related free writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement or any related free writing prospectus is accurate as of any date other than the date on the cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.
We urge you to read carefully this prospectus, the documents incorporated herein by reference (as supplemented and amended) and the additional information described below under the headings “Where You Can Find More Information” and “Information Incorporated By Reference” before deciding whether to purchase any of the shares of our common stock being offered hereunder.
Unless otherwise indicated or the context otherwise requires, all references to “Bowhead,” “Company,” “Registrant,” “we,” “our,” “ours” and “us” refer to Bowhead Specialty Holdings Inc. and its subsidiaries. When we refer to “you” in this section, we mean all prospective purchasers of the securities being offered by this prospectus and any accompanying prospectus supplement, whether they are or will be the holders or only indirect owners of those securities.

PROSPECTUS SUMMARY
This summary highlights certain information about our business. This is a summary of information contained elsewhere in this prospectus, including the documents incorporated by reference herein, is not complete and does not contain all of the information that you should consider before investing in our common stock. For a more complete understanding of our business and the common stock offered by this prospectus, you should read this entire prospectus, including the section entitled “Risk Factors” in the Form 10-K for the year ended December 31, 2024 and the financial statements and the related notes included therein and incorporated by reference in this prospectus.
Overview
We were founded in September 2020, backed by capital provided by GPC Partners Investments (SPV III) LP (“GPC Fund”), a private equity fund managed by Gallatin Point Capital LLC (“Gallatin Point”), and our strategic partner, American Family Mutual Insurance Company, S.I. (“AFMIC” and together with its subsidiaries, “AmFam”), to take advantage of favorable pricing environments, and to address a growing and unmet demand from brokers and policyholders for specialized insurance solutions and quality service in complex lines of business. Our principal objective is to create and sustain superior returns for our stockholders by generating consistent, underwriting profits across our product offerings and through all market cycles, while prudently managing capital.
We offer commercial specialty property and casualty insurance products to policyholders that vary in size, industry and complexity, focusing on casualty, professional liability, and healthcare liability risks. The policies we write are issued on AmFam paper under their own name through our wholly-owned managing general agency subsidiary, Bowhead Specialty Underwriters, Inc., in exchange for a ceding fee, and reinsured 100% to Bowhead Insurance Company, Inc., our wholly-owned insurance company subsidiary. This mutually beneficial partnership with AmFam has enabled us to grow quickly, but prudently, to take advantage of favorable market conditions, and allows us to deploy capital efficiently.
We are a nimble, remote-friendly organization that is able to attract best-in-class talent nationwide, who are committed to operational excellence and superior service. We are led by a highly experienced and respected underwriting team with a disciplined approach to underwriting and decades of individual, successful underwriting experience. We are supported by a collaborative culture that spans all functions of our business, which allows us to provide a consistent, positive experience for all our partners. We believe that our current market opportunity, differentiated expertise, relationships, culture and leadership team position us well to continue to grow our business profitably.

RISK FACTORS
Investing in the securities offered pursuant to this prospectus may involve a high degree of risk. You should carefully consider the risk factors described in this prospectus, the risks and uncertainties described under the heading “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024 and Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 and in our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement. For more information, see the sections entitled “Where You Can Find More Information” and “Information Incorporated By Reference.” These risks could materially adversely affect our business, results of operations or financial condition and the value of our securities. You could lose all or part of your investment.

FORWARD-LOOKING STATEMENTS
Certain statements and information in this prospectus and the documents we incorporate by reference may constitute “forward-looking statements.” Some of the forward-looking statements can be identified by the use of terms such as “believes”, “expects”, “may”, “will”, “should”, “could”, “seeks”, “intends”, “plans”, “estimates”, “anticipates” or other comparable terms. However, not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not related to present facts or current conditions or that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our consolidated results of operations, financial condition, liquidity, prospects and growth strategies and the industries in which we operate, including, without limitation, statements relating to our future performance.
Forward-looking statements reflect our current expectations concerning future results and events, and are subject to known and unknown risks and uncertainties, many of which are beyond our control. Our actual results may differ materially from those expressed in, or implied by, the forward-looking statements included in this prospectus as a result of various factors, including, among others:
•	our inability to accurately assess our underwriting risk;
•	intense competition for business in our industry;
•	our inability to maintain our strategic relationship with AFMIC;
•	a decline in AmFam’s financial strength rating or financial size category;
•	exposure to certain risks arising out of our reliance on insurance retail agents, brokers and wholesalers as distribution channels;
•	inadequate losses and loss expense reserves to cover our actual losses;
•	unexpected changes in the interpretation of our coverage or provisions, including loss limitations and exclusions, in our policies;
•	our reinsurers’ failure to reimburse us for claims on a timely basis, or at all;
•	adverse economic factors and their impact on our growth and profitability;
•	existing or future regulation and our ability to comply with these regulations;
•	the loss of one or more key personnel;
•	disruptions of our operations due to security breaches, loss of data, cyber-attacks and other information technology failures;
•	increased costs as a result of operating as a public company; and
•	other risks and uncertainties discussed in our filings with the SEC.
Given these risks and uncertainties, we caution you not to place undue reliance on these forward-looking statements. The forward-looking statements included in or incorporated by reference into this prospectus are made only as of the date on the cover of the applicable document. We do not undertake and specifically decline any obligation to update any of these statements or to publicly announce the results of any revisions to any of these statements to reflect future events or developments.

USE OF PROCEEDS
The proceeds from the sale of the common stock offered pursuant to this prospectus are solely for the account of the selling stockholders. Accordingly, we will not receive any proceeds from the sale of the common stock offered pursuant to this prospectus.

SELLING STOCKHOLDERS
The table below sets forth, as of the date of this prospectus, the names of the selling stockholders for whom we are registering the resale of shares of our common stock from time to time and the number of shares that the selling stockholders may offer pursuant to this prospectus.
On May 28, 2024, in connection with our initial public offering, we entered into a registration rights agreement with AFMIC, GPC Fund and our Chief Executive Officer (the “Registration Rights Agreement”). Subject to the terms and conditions of the Registration Rights Agreement, we agreed to file a shelf registration statement on Form S-3 to cover the shares of common stock owned by the stockholders party to the Registration Rights Agreement under certain circumstances, to use reasonable best efforts to cause the registration statement to become effective and to prepare and file with the SEC any amendments and supplements as may be necessary to keep such registration statement effective for a period of either (A) the maximum period of time permitted by the Securities Act of 1933 (the “Securities Act”) or (B) such shorter time ending when all common stock covered by the registration statement have been disposed of.
The table below sets forth certain information known to us, based on written representations from the selling stockholders, with respect to the beneficial ownership of our shares of common stock held by the selling stockholders as of June 2, 2025, except as described in the notes to such table. Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our common stock that will be held by the selling stockholders upon termination of any particular offering. See “Plan of Distribution.” Unless otherwise indicated, the address of each beneficial owner listed in the table below is: c/o Bowhead Specialty Holdings Inc., 452 Fifth Avenue, New York, NY 10018. Information about the selling stockholders may change over time. Any changed information will be set forth in supplements to this prospectus, if required. For purposes of the table below, we assume that the selling stockholders will sell all of their shares of common stock covered by this prospectus.
The percentages of shares owned set forth below are based on 32,781,565 shares of our common stock outstanding as of June 2, 2025.

	Shares Beneficially Owned(1)		Number of Shares Registered Hereby(2)	Shares Beneficially Owned After Sale of All Shares Offered Hereby(1)
Name of Selling Stockholders	Number	%		Number	%
AFMIC(3)	5,035,072	15.2%	6,371,482	167	*
GPC Fund(4)	10,968,445	33.5%	10,968,445	—	—
Stephen Sills	1,323,585	4.0%	664,229	659,356	2.0%

*	= less than 1%
(1)
Assumes that the selling stockholders dispose of all of the shares of common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholders will sell all or any portion of the shares covered by this prospectus.

(2)	Represents the number of shares being registered on behalf of the selling stockholders pursuant to the registration statement of which this prospectus is a part.
(3)
AFMIC is an indirect, wholly owned subsidiary of American Family Insurance Mutual Holding Company which, accordingly, may be considered a beneficial owner of the shares of common stock owned directly by AFMIC. The address of both entities is 6000 American Parkway, Madison, WI 53783. The number of shares listed above as beneficially owned by AFMIC includes shares underlying the warrants held by AFMIC that are exercisable within 60 days of the date hereof. The number of shares listed above as beneficially owned by AFMIC does not include the shares subject to the call option agreement referenced in footnote 4 below, which call option is not exercisable until May 2027. The number of shares registered by AFMIC includes shares of common stock underlying warrants that are not exercisable within 60 days of the date hereof.

(4)
Reflects securities held by GPC Fund. Gallatin Point is the manager of GPC Partners GP LLC (“GPC GP”), which is the general partner of GPC Fund. Matthew Botein and Lewis (Lee) Sachs (together with GPC Fund, GPC GP and Gallatin Point, the “GPC Parties”) are the Co-Founders and Managing Partners of the ultimate parent of Gallatin Point and collectively make voting and investment decisions on behalf of GPC Fund. The address of the GPC Parties is 600 Steamboat Road, Greenwich, CT 06830. The number of shares beneficially owned and registered by GPC Fund hereby includes 816,471 shares that AFMIC has the right to acquire from GPC Fund pursuant to that certain call option agreement between GPC Fund and AFMIC, dated as of May 22, 2024.

PLAN OF DISTRIBUTION
The selling stockholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use one or more of the following methods when disposing of the shares or interests therein:
•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
•	block trades in which a broker-dealer will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	directly to one or more purchasers, including affiliates;
•	through agents;
•	to or through brokers, dealers or underwriters;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•
through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	one or more underwritten offerings on a firm commitment or best efforts basis;
•	a combination of any such methods of disposition; and
•	any other method permitted pursuant to applicable law.
The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.
Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.
The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.
Upon being notified in writing by the selling stockholders that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, and (v) other facts material to the transaction that are required to be disclosed. In addition, upon being notified in writing by the selling stockholders that a donee or pledgee intends to sell more than 500 shares of common stock, we will file a supplement to this prospectus if then required in accordance with applicable securities law.
The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of the shares of common stock or interests in shares of common stock, the selling stockholders may enter into hedging transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of common stock short after the effective date of the registration statement of which this prospectus is a part and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
We have advised the selling stockholders that they are required to comply with Regulation M promulgated under the Exchange Act during such time as they may be engaged in a distribution of the shares. The foregoing may affect the marketability of the common stock.
We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting
LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP. Certain legal matters may be passed upon for any agents, selling stockholders or underwriters by counsel for such agents, selling stockholders or underwriters identified in the applicable prospectus supplement.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement and the exhibits and schedules thereto are available to the public on the SEC’s website at http://www.sec.gov. You can also access our SEC filings through our website at https://www.bowheadspecialty.com. Except as expressly set forth below, we are not incorporating by reference the contents of the SEC website or our website into this prospectus.
The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus or in any documents previously incorporated by reference. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus, or in any documents previously incorporated by reference, have been modified or superseded. See “Incorporation by Reference.” Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.
In addition, we will make the information filed with, or furnished to, the SEC available free of charge through our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained on our website is not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. Any information that we incorporate by reference is considered to be part of this prospectus. We incorporate by reference into this prospectus the following documents:
(a)	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025 (the “Annual Report”);
(b)
portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 19, 2025, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2024;

(c)	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 6, 2025 (the “Quarterly Report”);
(d)	our Current Report on Form 8-K filed with the SEC on May 6, 2025;
(e)
the description of our capital stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025, including any amendment or report filed for the purpose of updating such description; and

(f)
all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and before the termination or completion of this offering of our securities under this prospectus.

We are not incorporating by reference any information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future Current Reports on Form 8-K that we may file with the SEC, unless otherwise specified in such Current Report.
Any statement made in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to Investor Relations, Bowhead Specialty Holdings Inc., 452 Fifth Avenue, New York, NY 10018, Telephone: (212) 970-0269, Email: investorrelations@bowheadspecialty.com.
Our reports and documents incorporated by reference herein may also be found in the “Investors” section of our website at https://www.bowheadspecialty.com. The information on our website is not part of this prospectus.

2,000,000 Shares
Bowhead Specialty Holdings Inc.
Common Stock
PROSPECTUS SUPPLEMENT
RBC Capital Markets
August 6, 2025